Exhibit 99.1

SUBSCRIPTION AGREEMENT

Relay Mines Limited
1160-1040 West Georgia Street
Vancouver, British Columbia
Canada V6E 4H1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Relay Mines Limited (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Relay Mines Limited

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased Total Subscription Price

__________________________ ________________________

Form of Payment: Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

Relay Mines Limited
BY: __________________________________
Title: ___________________________